UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report	March 30, 2006
(Date of earliest event reported)

Protection One, Inc.	Protection One Alarm Monitoring, Inc.
(Exact Name of Registrant as Specified in Charter)	(Exact Name of Registrant as Specified in Charter)

Delaware	Delaware
(State or Other Jurisdiction of Incorporation)	(State or Other Jurisdiction of Incorporation)

1-12181-01	1-12181
(Commission File Number)	(Commission File Number)

93-1063818	93-1065479
(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)

1035 N. 3rd St. Suite 101 Lawrence, Kansas 66044	1035 N. 3rd St. Suite 101 Lawrence, Kansas 66044
(Address of Principal Executive Offices, Including Zip Code)	(Address of Principal Executive Offices, Including Zip Code)

(785) 856-5500	(785) 856-5500
(Registrant’s Telephone Number, Including Area Code)	(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 4.02(a) Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On March 30, 2006, the Company’s management and Audit Committee of the Board of Directors determined the Company’s detailed property and equipment records contained an error in the calculation of depreciation expense, a non-cash item, for certain assets revalued as part of the push down accounting adjustments described in prior filings, resulting in an overstatement of depreciation expense and net loss for the periods ended September 30, 2005 and December 31, 2005 (the “Subject Periods”). As a result, the Company will restate its historical financial statements for the Subject Periods (the “Restatement”). The Company will amend its Annual Report on Form 10-K for the period ended December 31, 2005 (the “Original 10-K”) and the Quarterly Report on Form 10-Q for the quarter ended September 30, 2005 (the “Original Q3 10-Q” and together with the Original 10-K, the “Subject Filings”) to reflect the proper recording of depreciation expense for the periods reported therein.

The Company has discussed the matters disclosed in this Current Report on Form 8-K with its Audit Committee and its independent registered public accounting firm, Deloitte & Touche LLP, and is working diligently to complete the Restatement.  Once this process is completed, the Company will file its restated historical financial statements for the Subject Periods in the amended Subject Filings.  Accordingly, the historical financial statements and any related report of its independent registered public accounting firm contained in the Company’s Subject Filings relating to the Subject Periods should no longer be relied upon.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROTECTION ONE, INC.

Date: April 5, 2006	By:	/s/ Darius G. Nevin
Name: Darius G. Nevin
Title: Executive Vice President and
Chief Financial Officer

PROTECTION ONE ALARM
MONITORING, INC.

Date: April 5, 2006	By:	/s/ Darius G. Nevin
Name: Darius G. Nevin
Title: Executive Vice President and
Chief Financial Officer